DATED THIS 1st DAY OF June 1998



                                     BETWEEN



                        EVERBLOOM Biotechnology (Pte) Ltd


                                       AND



                          Everbloom Health Food Pte Ltd


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                                LICENCE AGREEMENT

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                             HARIDASS HO & PARTNERS
                             Advocates & Solicitors
                                24 Raffles Place
                            #18-01/03 Clifford Centre
                                Singapore 048621

                                Table of Contents



NO. CLAUSE PAGE

1. Definitions and interpretations..........................................1-3

2. Grant....................................................................  4

3. Term.....................................................................  4

4. Consideration............................................................  4

5. Undertakings and Indemnity by the licensee  .............................5-7

6. Exclusion of liabilities  ...............................................  7

7. Force Majeure  ..........................................................  8

8. Copyrights, patents, trademarks and intellectual property rights.........  8

9. Confidential information ................................................  9

10.Termination  ............................................................  9

11.Relationship of the licensee to the licensor  ........................... 10

12.Waiver  ................................................................. 10

13.Assignment  ............................................................. 10

14.Notices  ................................................................ 10

15.Entire Agreement  ....................................................... 11

16.Severability  ........................................................... 11

17.Governing law  .......................................................... 11


Schedule    -      THE products

         THIS LICENCE AGREEMENT is made the  1st  day of  June  1998

BY AND BETWEEN:-

1. EVERBLOOM BIOTECHNOLOGY (PTE) LTD, a company incorporated in the Republic of Singapore and having its registered office at 9 Seletar West Farmway 5, Off Jalan Kayu, Singapore 798057 (hereinafter referred to as the "Licensor" which expression shall include all or any of its successors and assigns) of the one part; and

2. EVERBLOOM HEALTH FOOD PTE LTD , a company incorporated in Singapore and having its registered office at 9 Seletar West Farmway 5 Off Kayu Singapore 798057 (hereinafter referred to as the "Licensee") of the e other part.

WHEREAS: -

(A) The Licensor is the owner and is in possession of the Proprietary Marks (as hereinafter defined) and the Know-how/Technology (as hereinafter defined).

(B) The Licensee is desirous of obtaining, and the Licensor is desirous of granting to the Licensee, the sole right to use, and the right to sublicence the Proprietary Marks and the Know-how/Technology for the manufacturing, production, marketing and/or sale of the Products, upon the terms and subject to the conditions as hereinafter set out.


NOW IT IS HEREBY AGREED AS FOLLOWS:-


1.       DEFINITIONS AND INTERPRETATIONS

1.1 In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings as ascribed to them:-

    "this Agreement"          shall mean this
                              Agreement as the same may be
                              varied, amended, supplemented or
                              otherwise modified from time to
                              time with the agreement of the
                              parties hereto in writing.

    "Confidential Information"shall mean all
                              information (whether written or
                              verbal) in and relating to the
                              Documentation,
                              Know-how/Technology and all other
                              information furnished by the
                              Licensor to the Licensee relating
                              to the business and trade secrets
                              of the Licensor, but shall
                              exclude the following
                              information.:-

                              (a)   information which is or
                                    becomes available to the
                                    public through no fault of
                                    the party receiving such
                                    information; and

                              (b)   information which is
                                    subsequently received by
                                    any party from any third
                                    party.

    "Documentation"           shall mean all  drawings,  specifications,
                              manuals and any other applicable media and
                              documentation  relating to the Know-how/
                              Technology or its usage thereof including
                              all materials useful for design (for example,
                              logic  manuals, flow   charts   and
                              principles of operation) and machine-readable text or graphic files subject to display or printout, and all advertising, promotional, commercial and publicity pamphlets, brochures, leaflets and other materials whatsoever relating to the Products

    "Know-how/Technology"     shall mean all information,
                              documentation and data including
                              formulae, recipes, designs,
                              specifications, techniques,
                              manufacturing process and
                              procedures, plans, discoveries
                              and inventions (whether patented
                              or not) as used at any time in
                              the manufacturing, production,
                              marketing and sale of the
                              Products.

    "Proprietary Marks"       shall mean the trade marks, trade names, logos,
                              designs, symbols,  emblems,   insignia,  fascia,
                              slogans and other identifying marks whether or not registered or capable of registration now or at any time hereafter adopted by the Licensor for use in connection with any Product and/or the Know-how/Technology.

    "Products" shall mean the products listed in the Schedule hereto.

1.2 Reference herein to Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.3 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.       GRANT

2.1 Subject to the consideration set out in Clause 4 below and the terms and conditions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts a sole, personal , perpetual, non-transferable and non-exclusive licence to use, and the right to sublicence, the Proprietary marks and the Know-how/Technology for the e manufacturing , production, marketing and/or sale of the Products (the "Rights") Provided That the Licensee shall not use nor permit the use of any of the Proprietary Mark as part of its corporate name without the express prior written consent of the Licensor.

2.2 The Rights granted to the Licensee pursuant to this Agreement shall extend to the U.K. and in the European Union.

2.3 All rights of the Licensee shall be restricted to such rights as are expressly and specifically set out in this Agreement and where any right is not so expressly and specifically provided in this Agreement, it shall be deemed to be excluded.

2.4 Upon the executive hereof, the licensor shall deliver to the Licensee one (1) copy of the Documentation as the Licensor shall deem to be necessary for the purpose contemplated under this Agreement and to ensure Licensee's compliance with the terms herein.

3.       TERM

         This Agreement and the grant of the Rights hereunder shall take effect on the date of this Agreement ("the Commencement Date") and shall continue unless otherwise terminated in accordance with the provisions herein.

4.       CONSIDERATION

4.1 In consideration of the grant by the Licensor to the Licensee of the Rights, the Licensee shall allot and issue to the Licensor three hundred thousand (1,000,000) ordinary shares of Singapore Dollars One ($1.00) each, fully paid up, in the licensee (the "Consideration"), upon the execution of this Agreement.

4.2 In the event that the Licensee fails to satisfy the Consideration or any part thereof or any other sum payable under this Agreement by the due date thereof (the "Unpaid Amount"), in addition to the Unpaid mount, the Licensee shall be liable to pay interest at the rate of one point five percent (1.5%) per month on such Unpaid Amount. Such interest shall be calculated on a daily basis and shall accrue from and including the due date until the date of actual receipt in full by the Licensor of the Unpaid Amount together with al interest accruing thereon under this Agreement.

4.3 In the event of a default in any payment for a period of thirty (30) days, the Licensor may at its sole discretion (But shall not be obliged to), without prejudice to any rights (including but not limited to right to payment) and remedies which the Licensor may have whether under this Agreement and/or under law, revoke this Agreement and the Rights granted hereunder forthwith. Upon such revocation, the Licensor may repossess all copies of the documentation, data, records or information relating to the Rights. For such purpose, the Licensor or any one or more of its agents or authorised representatives shall be entitled at any time and without notice to enter upon any premises in which the same are or are reasonably believed by the Licensor, to be kept, stored or used.

4.4 All payments due and payable by the Licensee to the Licensor under this Agreement shall be payable without any restriction, condition, counterclaim or set-off and shall be nett and exclusive of any deduction or withholding on account of any taxes including any withholding tax, good and services tax, custom taxes and any other charges which may be imposed by any authority from time to time, all of which shall be borne and payable by the Licensee over and above such payments.

5.       UNDERTAKINGS AND INDEMNITY BY THE LICENSEE

5.1 The Licensee irrevocably and unconditionally undertakes and agrees with the Licensor that it will, at all times during the continuance of this Agreement and, where applicable , following termination hereof, observe and perform the terms and conditions set out in this Agreement and in particular, the following covenants and undertakings:-

         (a) that it will exercise the Rights solely and exclusively for the purpose as set out in Clause 2.1 hereof and in accordance with the terms and conditions of this Agreement;

         (b) that, during the term of this Agreement and for a period of five (5) years after the termination hereof, it will not, save with the prior written consent of the Licensor, be concerned or interested either directly or indirectly in the production, cultivation, importation, sale, licensing, marketing, promotion or advertisement of any product similar to or in competition with the Products or any of them, in any part of the world;

         (c) that it will forthwith notify the Licensor of each sub-licence entered into by it with any third party and provide the Licensor with a copy of such sub-licensing agreement and such other information as the Licensor may require in connection therewith;

         (d) that it will not make any copy, enhancement, addition, adaptation, reproduction, translation, compilation, variation or otherwise modify the Documentation or the Process whether in whole or in part, in any manner whatsoever.

         (e) that it will manufacture, produce, market and sell the Products using solely and exclusively the Know-how/Technology and in accordance with the Documentation and will not to sell any Product which does not conform to or which conflicts with the standards associated with the Proprietary Marks or the Know-how/Technology;

         (f) that it will ensure that all correspondences and other dealings with any third party relating directly or indirectly to the Rights clearly indicate and make known that it is merely a Licensee and not as author or developer of the Rights;

         (g) that it will clearly display (i) all copyrights and other intellectual property rights notices on all documentation relating to the Proprietary Marks and the Knowhow/Technology and (ii) all relevant Proprietary Marks on each of the Products, without adding, altering, obscuring, removing, interfering with or otherwise modifying in any manner whatsoever any of the trademarks, trade names, markings, copyright notices or other notices affixed to or contained in such documentation or Product (as the case may be);

         (h) that it will use the Proprietary Marks solely and exclusively in connection with the Products and will not use the Proprietary Marks in any manner that the Licensor deems to be illegal, vulgar, in bad taste or inconsistent with the reputation or image of the Licensor;

         (I) that it will forthwith modify or cease the use of such Proprietary Mark as the Licensor may instruct in writing;

         (j) that it will not incur any liability on behalf of the Licensor or in any way pledge or purport to pledge the Licensor's credit, goodwill or reputation or purport to make any contract binding upon the Licensor;

         (k) that it will supervise and control the use of the Rights or such part thereof by its employees, staff, servants, representatives, agents and licensees/sub-licensees and ensue that such use shall be in accordance with the terms and conditions of this Agreement;

         (l) that it will permit any duly authorised representative of the Licensor upon reasonable prior notice to enter into any of its premises where any manufacturing, production, marketing and/or sale of the Products or any of them is carried out, for the purpose of ascertaining that the provisions of this Agreement are being compiled with by the Licensee;

         (m) that it will immediately bring to the attention of the Licensor any improper or wrongful use of the Licensor's trademarks, emblems, designs, models or other similar industrial, intellectual or commercial property rights which comes to the notice of the Licensee and will in the e performance of its duties under this Agreement use every effort to safeguard such property rights and interests of the Licensor and will at the request and cost of the Licensor take all steps required by the Licensor to defend such rights;

         (n) that it will only use such advertising, promotional , commercial and publicity pamphlets, brochures, leaflets and other materials in relation to the Products as are approved by the licensor;

         (o) that it will promptly bring to the attention of the Licensor any information received by the Licensee which is likely to be of interest, use or benefit to the Licensor in relation to the manufacturing , production, marketing or sale of the Products or any of them; an d

         (p) that it will within fourteen (14) days from the termination of this Agreement or the discontinuance of the licence hereunder, return or destroy in accordance with th einstructions of the Licensor, all Documentation and material relating to the Rights and all copies, in whole or in part, in any form including any partial copies or modification thereof, and (where so required by the Licensor) to furnish to the Licensor with a certificate, certifying that the same has been done.

5.2 The Licensee hereby undertakes and agrees to operate and maintain proper accounting procedures in accordance with generally accepted accounting principles and keep at its registered office true and accurate records, account books and data (the "Business Records") which shall accurately reflect all particulars relating to its business and other business.

5.3 The Licensee shall furnish the Business Records to the Licensor on the Licensor's request.

5.4 The Licensee hereby agrees to indemnify and keep indemnified the licensee from and against all costs, expenses, losses, actions, suits, proceedings, damages and other liabilities of whatsoever nature (including but not limited to personal injuries and liabilities arising from person injuries) arising from or in connection with (a) any breach by the Licensee of any of its obligations hereunder; and/or (b) any Product sold, manufactured or otherwise provided by the Licensee, its employees, agents or sublicensee which is sold, manufactured or otherwise provided in contravention of or contrary to the Know-how Technology or the manner prescribed or approved by the Licensor.


6.       EXCLUSION OF LIABILITIES

6.1 THE LICENSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT THE LICENSOR DOES NOT MAKE ANY REPRESENTATION OR WARRANTY IN RESPECT OF THE PROPRIETARY MARKS OR ANY OF THEM OR THE KNOW-HOW/TECHNOLOGY OR ANY PART THEREOF AND ALL WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED (EXCEPT TO THE EXTENT THAT SUCH LIABILITY MAY NOT LAWFULLY BE EXCLUDED IN AN AGREEMENT OF THIS NATURE).

6.2 THE LICENSEE FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT THE LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER WHETHER ARISING OUT OF CONTRACT, NEGLIGENCE OR OTHERWISE FOR DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS) INCURRED OR THAT MAY BE INCURRED BY THE LICENSEE OR ANY THIRD PARTY, EVEN IF THE LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.3 NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT, MAY BE BROUGHT BY THE LICENSEE MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED. IN THE EVENT THAT, BUT STRICTLY WITHOUT PREJUDICE TO CLAUSES 6.1 AND 6.2 ABOVE, THE LICENSOR SHALL BE HELD LIABLE FOR WHATEVER REASON, THE LICENSEE HEREBY ACKNOWLEDGES AND AGREES THAT THE TOTAL LIABILITIES OF THE LICENSOR SHALL NOT IN ANY EVENT EXCEED SINGAPORE DOLLARS ONE MILLION (s$1,000,000.00).

7.       FORCE MAJEURE

         Not withstanding any other provisions to the contrary hereof, the Licensor shall be under no liability to the Licensee or to any other party in any way whatsoever for any breach of its obligations or for any destruction, damage, delay or any other matters of any nature whatsoever which is caused by any act beyond the control of the Licensor including without limitation any matter arising out of war, rebellion, civil commotion , strikes, lock-outs and industrial disputes; fire, explosion, earthquake, act of God, flood, drought or bad weather; the unavailability of deliveries, supplies, equipment, disks or telephone communication lines or any other media or the requisitioning or other act or order by any government department, council or other constituted body.


8.       COPYRIGHTS, PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS

8.1 The Licensee acknowledges that the Documentation, Proprietary Marks and the Knowhow/Technology and all intellectual and proprietary rights thereto are and shall remain the sole and exclusive property of the Licensor and the Licensee shall not during or at any time after the termination of this Agreement in any way question or dispute the ownership or any other such rights by the Licensor.

8.2 The Licensee also acknowledges that Rights are only granted to the Licensee with the consent of the Licensor and for use during the continuation of and in accordance with this Agreement. Upon termination hereof the Licensee shall forthwith discontinue such use.


9.       CONFIDENTIAL INFORMATION

9.1 The Licensee hereby acknowledges that all Confidential information was or will be prepared at considerable trouble, time and expense and is disclosed to the other party in strictest confidence under this Agreement. The Licensee hereby irrevocably and unconditionally undertakes and agrees to protect the confidential and proprietary nature of the Confidential Information from disclosure to third parties, that is shall use the Confidential Information exclusively for the purpose of this Agreement, and that it will only disclose the Confidential Information only to those of its employees and sublicensees in so far as such disclosure is necessary for the purpose of this Agreement or the sublicence (as the case may be). The Licensee shall use great care in the selection and assignment of personnel to work with the Confidential Information and will instruct all personnel so assigned to take all precautions necessary to prevent unauthorised disclosures.

9.2 The Licensee shall obtain from its employees and sublicensees to whom it discloses the Confidential Information or any part thereof duly binding agreements to maintain in confidence the Confidential Information to be disclosed at least to the same extent as the Licensee is so bound hereunder.

9.3 The obligations of the Licensee under this Clause 9 shall survive the termination of this Agreement for any reason whatsoever.


10.      TERMINATION

10.1     The Licensor shall be entitled to terminate this Agreement:-
         (a) upon giving fourteen (14) days' written notice to the Licensee in the event that the Licensee shall breach any provision, undertaking, covenant or agreement contained herein (other than with respect to payment) and fails to rectify such default (if capable of being remedied) within the period of the aforesaid notice;

         (b) forthwith upon written notice to the Licensee in the event that the Licensee shall default in any payment under this Agreement for a period of fourteen (14) days; and

         (c ) forthwith if the Licensee transfers and/or assigns any of the Rights, its other rights and/or obligations to any third party in contravention of Clause 13 hereof.

10.2 Notwithstanding any provisions herein contained, this Agreement shall be terminated forthwith in th e event of the liquidation or winding-up or filing of a petition of winding-up, by or against, or the appointment of a receiver or manager or judicial manager of the assets of either party or any action comparable to the foregoing under the laws of the Republic of Singapore.

10.3 The termination of this Agreement shall be without prejudice to the rights of the Licensor accrued up to the date of such termination including but not limited to the Licensor's right to the payments set out in Clause 4 hereof and interest thereon under this Agreement.

10.4 Notwithstanding the termination of this Agreement for any reason, whatsoever, the provisions of Clause 4, Clause 5.1 (insofar as applicable), Clause 6, Clause 8, Clause 9 and this Clause 10.4 shall survive and be continuing obligations of the relevant parties hereto.

11.      RELATIONSHIP OF THE LICENSEE TO THE LICENSOR

         It is hereby acknowledged and agreed that the Licensee is not the agent, employee, partner, associate or representative of the Licensor and has no authority or power to make any representation or warranty or undertaking on behalf of or bind or contract in the name of or to create any liability against, the Licensor in any way for any purpose whatsoever.

12.      WAIVER

         Any failure or neglect by any party to enforce at any time of the provisions hereof shall not be construed nor shall be deemed to be a waiver of the such party's rights hereunder nor in any affect the validity of the whole or any part of this Agreement nor prejudice the such party's rights to take subsequent action.

13.      ASSIGNMENT

13.1 This Agreement shall enure to the benefit of the Licensor, its successors and assigns.

13.2 The Licensee shall not transfer its obligations or liabilities nor assign the Rights or its other rights interest or benefits under this Agreement, whether voluntarily or involuntarily or by operation of law, in whole or in part, to any third party without the prior written consent of the Licensor. Any transfer or assignment in contravention of this Clause shall be null and void and have no effect whatsoever. No permitted assignment by the Licensee howsoever occurring shall relieve the Licensor of its obligations hereunder.

14.      NOTICES

         All notices, demand, requests or other communications which any party to this Agreement may desire or be required to give hereunder shall be in the English language and shall be deemed to have been given if mailed or hand-delivered at the address of the other party first set out above in this Agreement, or at such address as any party may from time to time designate in writing and shall be deemed effective upon delivery (if sent by hand) or one (1) day after sending (if sent by mail). Notice may also be sent by telefax or telex and shall be effective on the day of sending provided that the appropriate answer backs are received.

15.      ENTIRE AGREEMENT

         This Agreement and any agreements referred to herein including the Annexure hereto are intended to and do constitute the entire agreement among the parties and supersede all prior oral or written agreements or understandings of the parties with regard to the subject matter hereof and thereof. Except as herein provided, no variation , interpretation, change, termination, or waiver of any provision hereof shall be binding upon a party unless in writing and executed by the parties to be bound thereby. No waiver, termination, rescission, discharge or cancellation of any right or claim under this Agreement shall affect the right of any party hereto to enforce any other claim or right hereunder.


16.      SEVERABILITY

         In the event that any or any part of the terms, conditions or provisions contained in this Agreement shall be determined to be invalid, unlawful or unenforceable to any extent such term, condition or provision or the offending part thereof (insofar as it is practicable) shall be severed from the remaining terms and conditions which shall continue to be valid and enforceable to the fullest extent permitted by law.


17.      GOVERNING LAW

         This Agreement shall be construed in accordance with the substantive laws of the Republic of Singapore. All disputes arising out of or in connection with this Agreement (including but not limited to any question regarding its existence, validity or termination) which cannot be settled amicably shall be referred to the exclusive jurisdiction of the Singapore International Arbitration Centre to be heard by a panel of arbitrators in accordance with the rules of arbitration of said centre. Such arbitration shall take place in the Republic of Singapore and shall be conducted in English. The panel shall consist of three (3) arbitrators, one (1) to be chosen by the Licensor, one (1) to be chosen by the Licensee and the third to be mutually agreed upon by the parties. In the event that the parties are unable to agree, such third arbitrator shall be of Singapore nationality but shall otherwise be chosen by the Singapore International Arbitration Centre. The decision of the arbitrators so appointed hereunder shall be final and binding on the parties hereto.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date above written.



Signed for and on behalf of             )
EVERBLOOM BIOTECHNOLOGY (PTE) LTD       )
in presence of :-                       )






Signed for and on behalf of             )
EVERBLOOM HEALTH FOOD PTE LTD           )
in presence of:-                        )